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                                                                   EXHIBIT 10.23


                            PUROFLOW INCORPORATED


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PETER CSATO (State Bar No. 89272)
GARY OWEN CARIS (State Bar No. 88919)
HENRY G. WEINSTEIN (State Bar No. 139117)
Members of
FRANDZEL & SHARE
A Law Corporation
5500 Wilshire Boulevard
17th Floor
Los Angeles, California 90048-4920
(213) 852-1000

Attorneys for Plaintiff IMPERIAL BANK

                  SUPERIOR COURT OF THE STATE OF CALIFORNIA

                        FOR THE COUNTY OF LOS ANGELES


IMPERIAL BANK, etc.,                   )  CASE NO. BC 126 904
                                       )
         Plaintiff,                    )  STIPULATION FOR IMMEDIATE
                                       )  APPOINTMENT OF RECEIVER AND
   vs.                                 )  PRELIMINARY INJUNCTION; ORDER
                                       )  THEREON
PUROFLOW CORPORATION, etc., et         )
al.,                                   )  Discovery Cutoff
                                       )        Date:  None Assigned
         Defendants.                   )  Motion Cutoff
                                       )        Date:  None Assigned
_______________________________________)  Trial Date:  None Assigned

     Based, INTER ALIA, upon the default of defendant Puroflow Corporation on its obligations to plaintiff Imperial Bank ("Bank") under the Loan and Security Agreement (Accounts Receivable and/or Inventory) and the amendment and addendum thereto dated November 5, 1993 (collectively "Loan Agreement") and Forbearance Agreement dated March 16, 1995 ("Forbearance Agreement") (hereinafter collectively referred to as "Lending Documents"), and the defaults of defendants Puroflow Inc. ("PI"), Decca Valves Corporation ("DVC"), and Michigan Dynamics, Inc. ("MDI") (Puroflow Corporation, PI, DVC, and MDI are hereafter collectively referred to as "Puroflow") under their respective

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guaranties of the obligations of Puroflow to the Bank  which the Bank contends have an aggregate outstanding, unpaid principal balance of approximately $2,340,277.80, the parties hereto stipulate and agree as follows:

                   STIPULATION AND APPOINTMENT OF RECEIVER
                   ---------------------------------------

     1. Michael D. Myers be, and he is hereby appointed Receiver in this action, subject to the condition that before entry upon his duties as a Receiver, he shall take the oath and file a bond with a surety thereon approved by this Court in the sum of $10,000.00 to secure the faithful performance of his duties as the Receiver.

     2. The Bank shall file with the Court an undertaking in the amount of $1,500.00

     3. Puroflow hereby waives the statutory requirement that there be a hearing to confirm the appointment of the Receiver.

                  POWERS AND RESPONSIBILITIES OF THE RECEIVER
                  -------------------------------------------

     4. The Receiver shall be authorized and empowered to enter and gain access to the Puroflow business premises located at 1631 Tenth Street, Santa Monica, California 90404, and any other location from which Puroflow conducts business ("Business Premises") in order to operate the business under the following terms and conditions:

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          a.  The Receiver shall be authorized to take possession of the
     Puroflow Business Premises and take possession, manage, and control the Bank's collateral, including, but not limited to, accounts receivable, accounts, deposit accounts, existing or after-acquired inventory, equipment, fixtures, all chattel paper and general intangibles, monies due or to become due thereunder, and all products and proceeds, including insurance proceeds, with respect to the foregoing, and all of Puroflow's books and records relating thereto (collectively, "Collateral"), wherever located, whether the Collateral is in the possession of Puroflow, its agents, officers, directors, and/or employees or any other person. The Receiver shall further be authorized to take possession and collect all accounts, chattel paper and general intangibles of every kind arising out of the sale or lease of Puroflow's inventory and to take possession of all the books and records relating to the foregoing, wherever located, as the Receiver deems necessary for the proper administration, operation of the Receivership estate, but the books and records shall be made available to Puroflow as reasonably necessary.

          b. The Receiver shall further be authorized to take possession of all the books and records relating to the Bank's Collateral, wherever located, as the Receiver deems necessary for the proper administration and operation of the

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     Receivership estate, but the books and records shall be made available to Puroflow as is reasonably necessary.

          c. The Receiver shall be authorized to operate the business of Puroflow, including but not limited to, the manufacturing, processing, preparing, reconditioning, and sale of Puroflow's inventory in the ordinary course of business, including work-in-progress, and incur the expenses necessary to preserve, protect and carry out the foregoing.

          d. The Receiver is authorized and empowered with the right to execute and prepare all documents and to perform all acts, either in the name of the defendants, as it is applicable, or in the Receiver's own name, which are necessary or incidental to manufacturing, preserving, protecting, managing, controlling, selling and operating the property of the Receivership estate.

          e. The Receiver is authorized and empowered with the right to demand, collect and receive all monies, funds and payments arising from the Bank's Collateral in the name of Puroflow or in the Receiver's name.

          f. The Receiver may take any and all steps necessary to receive, collect and review all mail addressed to Puroflow, including, but not limited to, mail addressed to each and every one of the Puroflow Business Premises, and any post office boxes held in the name of Puroflow, and the

                                      -4-

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     Receiver is authorized to instruct the U.S. Postmaster to reroute, hold, and/or release said mail to the Receiver. Mail reviewed by the Receiver in the performance of his duties will promptly be made available for inspection to Puroflow after review by the Receiver.

          g. The Receiver shall take possession of all bank accounts of Puroflow wherever located. The Receiver shall receive possession of any money on deposit in said bank accounts, and the receipt by the Receiver for said funds shall discharge said bank from further responsibility for accounting to said account holder for funds which the Receiver shall give his receipt.

          h. The Receiver is authorized to employ servants, agents, employees, appraisers, guards, clerks, accountants, attorneys and management consultants, including Ted Slosson for as long as Puroflow consents, to administer the Receivership estate and to protect the Bank's Collateral as he shall deem it necessary; to purchase materials, supplies and services and to pay therefore at the usual rate and prices out of funds that shall come into his possession; to pay the reasonable value of said services out of the proceeds of the estate; to compromise debts of the business and to do all things and to incur only those obligations ordinarily incurred in connection with the operation of similar businesses and enterprises and that no risk or obligation incurred by said Receiver shall be at personal

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     risk or obligation of the Receiver, but shall be the risk or obligation of the Receivership estate.

          i. If there is insufficient insurance coverage on the Bank's Collateral, it is hereby ordered that the Receiver shall have thirty
     (30) working days to procure said insurance on the Bank's Collateral, provided the Receiver has funds available to do so, and during said period, said Receiver shall not be personally responsible for claims arising or for the procurement of insurance.

          j. The monies coming into possession of the Receiver pursuant to his operation of Puroflow, and not expended for any of the purposes herein authorized, may be turned over to the Bank for the payment of Puroflow's obligations to the Bank under that certain Loan Agreement sued upon in the Complaint, without further order of this Court, at the Receiver's sole discretion and the Receiver is authorized to borrow under said Loan Agreement as long as Puroflow is not in further default and there is availability under the Line of Credit.

          k. The Receiver is empowered to establish Bank accounts at any bank the Receiver deems appropriate for the deposit of monies and funds collected and received in connection with his administration of the Receivership estate, provided that all funds on deposit are insured by an agency of the United States Government.

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          l.  The Receiver is authorized to institute ancillary proceedings in this State or other States as is necessary to obtain possession and control of any property or asset of the defendants, and the Receiver may engage the services of counsel if necessary. The Receiver may pay for such services from the funds of the Receivership estate.

          m. To the extent feasible, the Receiver shall, within thirty (30) days of his qualification hereunder, file in this action an inventory of all property of which he shall have taken possession pursuant to this Order and shall file periodic accountings thereafter.

          n. The Receiver shall prepare periodic interim statements reflecting the Receiver's fees and administrative costs and expenses incurred for said period in the operation and administration of the Receivership estate. Upon completion for an interim statement, and the mailing of said statement to the parties respective attorneys of record or any other designated personal agent, the Receiver shall pay from the estate funds, if any, the amount of said statement. Despite the periodic statement of Receiver's fees and administrative expenses, such fees and expenses shall be submitted to the Court for its approval and confirmation, in the form of either a noticed interim request for fees, stipulation among the parties or Receiver's final account and report.

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          o.  The Receiver, or any party to this action, may from time to time, and on due notice to all parties, make application to this Court for further orders instructing said Receiver.

          p. The Receiver may not take any steps to liquidate the business of Puroflow except by further order of this Court.

                            PRELIMINARY INJUNCTION
                            ---------------------

     5. Puroflow, and its officers, directors, agents, servants, and employees, and all persons or entities acting under, or in concert with it, or for it, are ordered to do the following and are restrained and enjoined from engaging in, or performing, directly or indirectly, any or all of the followings acts:

          (1) Interfering, hindering or molesting in any way whatsoever the Receiver in the performance of the Receiver's duties herein described and in the performance of any duties incident thereto;

          (2) Transferring, directly or indirectly, any interest by sale except in the ordinary course of business, shipment of goods, pledge, grant of security interest, assignment, invoice or encumbering in any

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     manner the Bank's Collateral, and all proceeds and products thereof;

          (3) Moving the physical location of the Bank's Collateral, and all proceeds and products thereof, from any of the Puroflow Business Premises or any location whatsoever;

          (4) Transferring, concealing, destroying, defacing or altering any of Puroflow's books and records relating to the Bank's Collateral;

          (5)  Diverting in any way any of the proceeds from the Bank's
     Collateral;

          (6) Puroflow shall immediately upon receipt turnover to the Receiver all mail relating to the Collateral;

          (7) Failing or refusing to immediately turn over to the Receiver all monies, checks, funds or proceeds relating to the Bank's Collateral and belonging to or for the benefit of Puroflow, and all books and records of Puroflow relating to the Bank's Collateral;

          (8) Puroflow shall notify the Receiver upon the Receiver taking possession of the Bank's Collateral whether or not there is sufficient insurance coverage on

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     the Bank's Collateral. If sufficient insurance does exist or is entirely unnecessary, the Defendants shall be responsible and are hereby ordered to name the Receiver as an additional insured on the policies of insurance for the period that the Receivership shall be in possession of the Bank's Collateral;

          (9) Furthermore, the Bank and its officers, employees and agents shall have immediate access to all the Puroflow Business Premises and the books and records of the foregoing in the Receiver's possession, to enable the Bank to review and inspect its Collateral for the purposes of accounting and appraisal.


Dated:  May 1, 1995                    FRANDZEL & SHARE
                                       A Law Corporation
                                       PETER CSATO
                                       GARY OWEN CARIS
                                       HENRY G. WEINSTEIN


                                       By:       /s/  HENRY G. WEINSTEIN
                                          -------------------------------------
                                          HENRY G. WEINSTEIN
                                          Attorneys for Plaintiff
                                          IMPERIAL BANK


Dated:  May 1, 1995                    PUROFLOW INCORPORATED


                                       By:        /s/  MICHAEL FIGOFF
                                          -------------------------------------
                                          MICHAEL FIGOFF, President

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Dated:  May 1, 1995                    PUROFLOW CORPORATION

                                            By PUROFLOW INCORPORATED


                                            By:      /s/  MICHAEL FIGOFF
                                               --------------------------------
                                               MICHAEL FIGOFF,
                                               President


Dated:  May 1, 1995                    DECCA VALVES CORPORATION

                                            By PUROFLOW INCORPORATED


                                            By:      /s/  MICHAEL FIGOFF
                                               --------------------------------
                                               MICHAEL FIGOFF,
                                               President


Dated:  May 1, 1995                    MICHIGAN DYNAMICS, INC.

                                            By PUROFLOW INCORPORATED


                                            By:      /s/  MICHAEL FIGOFF
                                               --------------------------------
                                               MICHAEL FIGOFF,
                                               President


                                    ORDER
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     Pursuant to the parties' Stipulation, IT IS SO ORDERED.


Dated:  May 1, 1995                    ________________________________________
                                       JUDGE OF THE SUPERIOR COURT

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